Exhibit 99.1

Medallia Reports Record Second Quarter Fiscal 2020 Financial Results

  Record Total Revenue of $95.7 Million, Up 27% Year-over-Year
  Record Subscription Revenue of $74.5 Million, Up 24% Year-over-Year

SAN FRANCISCO--(BUSINESS WIRE)--September 5, 2019--Medallia Inc. (NYSE: MDLA), the global leader in experience management, today announced financial results for the quarter ended July 31, 2019.

“I was very pleased with our first quarter performance as a public company. In Q2, our total revenue growth rate increased to 27%, compared to 18% in Q2 of the prior year,” said Leslie Stretch, president and CEO, Medallia. “Customer experience is at the forefront of digital transformation. World class companies across multiple industries choose Medallia, including Anaplan, Janus Henderson Investors, Kelly Services and Samsung.”

Stretch continued, “This quarter we held our annual user conference, Medallia Experience, the CX event of the year and a catalyst for our continued growth and innovation. At Experience we announced several new product enhancements to the Medallia Experience Cloud platform, including new Artificial Intelligence models to predict customer churn and suggest improvement actions, as well as CX360 Profiles integrating all signals in live time at a customer specific level.”

Financial Highlights for the Second Quarter of Fiscal 2020

  Total revenue for the quarter was $95.7 million, an increase of 27% from the same period last year. Subscription revenue was $74.5 million, an increase of 24% from the same period last year.
  Loss from operations for the quarter was $38.5 million, compared to loss from operations of $27.6 million in the same period last year. Non-GAAP loss from operations for the second quarter was $2.4 million, compared to a non-GAAP loss from operations of $21.0 million in the same period last year.
  Net loss for the quarter was $38.3 million, or ($0.87) per share, basic and diluted, compared to net loss of $28.1 million, or ($1.08) per share, basic and diluted, in the same period last year. Non-GAAP net loss was $2.6 million, or ($0.06) per share, basic and diluted, compared to non-GAAP net loss of $21.6 million, or ($0.83) per share, basic and diluted, in the same period last year.
  Cash, cash equivalents and marketable securities were $417.4 million as of July 31, 2019, which included $320.4 million in net proceeds from our initial public offering and concurrent private placement, net of underwriting discounts and commissions and other offering costs.

For information regarding the non-GAAP financial measures discussed in this press release, please see the section titled “Non-GAAP Financial Measures.” Reconciliations between GAAP and non-GAAP financial measures are provided in the tables of this press release.

Business Highlights for the Second Quarter of Fiscal 2020

  Medallia unveiled CX360 Profiles, which provides all experience and operational signals at a customer-specific level.
  Medallia announced Journey analytics, which provides full visibility into a customer’s journey.
  Medallia expanded its Artificial Intelligence capabilities to include churn prediction scoring and suggested improvement actions.
  Medallia acquired Strikedeck, a business-to-business customer success platform that will further augment Medallia’s leadership in business-to-business customer experience management. Medallia also acquired Cooladata, a next generation cloud-based behavioral analytics platform and Promoter.io, a customer sentiment platform for small and medium sized businesses.
  Rob Bernshteyn, the Chief Executive Officer and Chairman of the Board of Coupa Software, was appointed to Medallia's Board of Directors.

Conference Call

In conjunction with this announcement Medallia will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss the second quarter of fiscal 2020 and our outlook for the third quarter of fiscal 2020 and the full fiscal year 2020. The conference call will be available via live webcast and replay at the Investor Relations section of Medallia’s website: https://investor.medallia.com/overview/default.aspx.

About Medallia

Medallia is the pioneer and market leader in Experience Management. Medallia’s award-winning SaaS platform, the Medallia Experience Cloud, leads the market in the understanding and management of experience for customers, employees and citizens. Medallia captures experience signals created on daily journeys in person, digital and IoT interactions and applies proprietary AI technology to reveal personalized and predictive insights that can drive action with tremendous business results. Using Medallia Experience Cloud, customers can reduce churn, turn detractors into promoters and buyers and create in-the-moment cross-sell and up-sell opportunities, providing clear and potent returns on investment.

For more information, please visit www.medallia.com.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP subscription revenue gross profit, non-GAAP operating expenses, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share, basic and diluted. Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to the corresponding GAAP financial measures, in evaluating our ongoing operational performance and trends and in comparing our financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. In addition, other companies may utilize metrics that are not similar to ours.

The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results. Management encourages investors and others to review Medallia’s financial information in its entirety and not rely on a single financial measure.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Acquisition-related costs. We exclude costs related to acquisitions from our non-GAAP financial measures. These costs include legal and transactional costs associated with acquisition activities.

Restructuring and other. We exclude restructuring and other from certain of our non-GAAP financial measures. Restructuring and other consists of exit costs related to our former headquarters in San Mateo.

Taxes related to acquisitions. We exclude tax benefits related to acquisitions from our non-GAAP financial measures. These tax benefits realized consist of the change in the valuation allowance resulting from acquisitions.

Note on Forward-Looking Statements

The forward-looking statements included in this press release and in the accompanying conference call, including for example, discussion of our commercial prospects, partnerships, estimates of future revenues, operating income/loss and expenses, stock-based compensation expenses, amortization of acquired intangible assets, acquisition-related costs, restructuring and other expenses, and acquisitions, reflect management’s best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential disruption of customer purchase decisions resulting from global economic conditions, timing and size of orders, relative growth of our recurring revenue, potential decreases in customer spending, uncertainty regarding purchasing trends in the cloud software market, customer cancellations or non-renewal of maintenance contracts or on-demand services, our potential inability to manage effectively any growth we experience, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impact of acquisitions and investments, changes in staffing levels, and other risks detailed in registration statements and periodic reports we file with the Securities and Exchange Commission, including our prospectus filed with the SEC pursuant to Rule 424(b)(4) dated July 18, 2019 which may be obtained on the Investor Relations section of Medallia’s website (https://investor.medallia.com/financials/sec-filings/default.aspx). Actual results may differ materially from those presently reported. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update the information contained in this press release or the accompanying conference call, except as required by law.

© 2019 Medallia, Inc. All rights reserved. Medallia, the Medallia logo, and the names and marks associated with Medallia’s products are trademarks of Medallia and/or its affiliates. Other company and product names may be trademarks of their respective owners.

Medallia, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)
	July 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$364,419	$44,876
Marketable securities	53,018	—
Trade and other receivables, net of allowance for doubtful accounts of $524 and $253 as of July 31, 2019 and January 31, 2019, respectively	55,797	106,120
Deferred commissions, current	18,248	15,874
Prepaid expenses and other current assets	22,673	15,595
Total current assets	514,155	182,465
Property and equipment, net	25,042	42,989
Deferred commissions, noncurrent	40,451	35,727
Goodwill and intangible assets, net	39,708	17,050
Other noncurrent assets	2,868	1,953
Total assets	$622,224	$280,184
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,818	$1,007
Accrued expenses and other current liabilities	18,262	12,840
Accrued compensation	22,049	19,708
Deferred revenue, current	171,586	210,666
Total current liabilities	214,715	244,221
Deferred revenue, noncurrent	834	1,151
Deferred rent, noncurrent	2,593	37,182
Other liabilities	6,551	4,188
Total liabilities	224,693	286,742
Stockholders’ equity (deficit):
Convertible preferred stock	—	72
Preferred stock	—	—
Common stock, Class A	—	30
Common stock, Class B	—	—
Common stock	127	—
Additional paid-in capital	809,014	363,076
Accumulated other comprehensive loss	(2,127)	(1,096)
Accumulated deficit	(409,483)	(368,640)
Total stockholders’ equity (deficit)	397,531	(6,558)
Total liabilities and stockholders’ equity (deficit)	$622,224	$280,184

Medallia, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue:
Subscription	$74,547	$60,099	$146,259	$115,682
Professional services	21,123	15,327	43,030	30,410
Total revenue	95,670	75,426	189,289	146,092
Cost of revenue:
Subscription	14,699	11,968	28,160	23,403
Professional services	20,184	17,591	39,318	33,776
Total cost of revenue	34,883	29,559	67,478	57,179
Gross profit	60,787	45,867	121,811	88,913
Operating expenses:
Research and development	22,693	22,409	42,309	45,585
Sales and marketing	46,470	38,623	80,085	74,053
General and administrative	30,076	12,404	39,914	23,920
Total operating expenses	99,239	73,436	162,308	143,558
Loss from operations	(38,452)	(27,569)	(40,497)	(54,645)
Interest income and other income (expense), net	431	154	573	18
Loss before provision for income taxes	(38,021)	(27,415)	(39,924)	(54,627)
Provision for income taxes	263	732	919	1,048
Net loss	$(38,284)	$(28,147)	$(40,843)	$(55,675)
Net loss per share attributable to common stockholders, basic and diluted	$(0.87)	$(1.08)	$(1.10)	$(2.20)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	43,986	25,970	37,248	25,345
Medallia, Inc.
GAAP to Non-GAAP Adjustment Summary
(in thousands)
(unaudited)

GAAP to Non-GAAP adjustments include stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, restructuring and other and tax benefit related to acquisitions as follows:
	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Cost of revenue:
Subscription	$1,192	$363	$1,521	$877
Professional services	2,690	719	3,247	1,242
Operating expenses:
Research and development	3,658	1,909	5,241	3,440
Sales and marketing	8,477	1,755	9,976	4,180
General and administrative	20,071	1,780	20,146	3,659
Provision for income taxes	(416)	—	(416)	—
Total	$35,672	$6,526	$39,715	$13,398

Medallia, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2019	2018
Operating activities
Net loss	$(40,843)	$(55,675)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,718	7,021
Amortization of deferred commissions	8,687	6,127
Stock-based compensation expense	43,141	13,121
Impairment (gain) on property and equipment and lease termination	(13,783)	—
Other	(560)	(450)
Changes in assets and liabilities:
Accounts receivable	50,224	53,074
Deferred commissions	(15,785)	(6,610)
Prepaid expenses and other current assets	(7,405)	966
Other noncurrent assets	(36)	(229)
Accounts payable	1,832	2,535
Deferred revenue	(39,198)	(32,881)
Accrued expenses and other current liabilities	4,245	(1,357)
Other noncurrent liabilities	121	577
Net cash used in operating activities	(2,642)	(13,781)
Investing activities
Purchases of property, equipment and other	(5,234)	(4,107)
Purchase of marketable securities	(76,122)	(18,684)
Maturities of marketable securities	23,125	21,900
Proceeds from sale of investments	511	—
Acquisitions, net of cash acquired	(19,540)	—
Net cash used in investing activities	(77,260)	(891)
Financing activities
Proceeds from Initial Public Offering, net of issuance costs, underwriters discounts and commissions, and concurrent private placement	320,392	—
Proceeds from Series F convertible preferred stock, net of issuance costs	69,848	—
Proceeds from exercise of stock options	13,018	4,252
Principal payments on capital lease obligations	(1,469)	—
Repayment of debt assumed in acquisition	(2,297)	—
Net cash provided by financing activities	399,492	4,252
Effect of exchange rate changes on cash and cash equivalents	(47)	(215)
Net increase (decrease) in cash and cash equivalents	319,543	(10,635)
Cash and cash equivalents at beginning of period	44,876	42,699
Cash and cash equivalents at end of period	$364,419	$32,064

Medallia, Inc
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Non-GAAP gross profit reconciliation:

GAAP gross profit	$60,787	$45,867	$121,811	$88,913

GAAP gross margin	64%	61%	64%	61%
Add (subtract):
Stock-based compensation	3,559	1,040	4,403	1,842
Amortization of acquired
intangible assets	323	42	365	277
Non-GAAP gross profit	$64,669	$46,949	$126,579	$91,032

Non- GAAP gross margin	68%	62%	67%	62%

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Non-GAAP subscription revenue gross profit reconciliation:

GAAP subscription revenue gross profit	$59,848	$48,131	$118,099	$92,279

GAAP subscription revenue gross margin	80%	80%	81%	80%
Add (subtract):
Stock-based compensation	869	321	1,156	600
Amortization of acquired
intangible assets	323	42	365	277
Non-GAAP subscription revenue gross profit	$61,040	$48,494	$119,620	$93,156

Non-GAAP subscription revenue gross margin	82%	81%	82%	81%

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Non-GAAP operating expense reconciliation:

GAAP operating expenses	$99,239	$73,436	$162,308	$143,558
GAAP operating expenses, as a % of total
revenue	104%	97%	86%	98%
Add (subtract):
Stock-based compensation	(31,620)	(5,444)	(38,738)	(11,279)
Amortization of acquired
intangible assets	(2)	—	(2)	—
Acquisition-related costs	(584)	—	(676)	—
Restructuring and other	—	—	4,053	—
Non-GAAP operating expenses	$67,033	$67,992	$126,945	$132,279
Non-GAAP operating expenses, as a %
of total revenue	70%	90%	67%	91%

Medallia, Inc
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages)
(unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Non-GAAP operating income (loss) reconciliation:

GAAP operating loss	$(38,452)	$(27,569)	$(40,497)	$(54,645)
GAAP operating loss, as a % of total
revenue	(40)%	(37)%	(21)%	(37)%
Add (subtract):
Stock-based compensation	35,179	6,484	43,141	13,121
Amortization of acquired
intangible assets	325	42	367	277
Acquisition-related costs	584	—	676	—
Restructuring and other	—	—	(4,053)	—
Non-GAAP operating loss	$(2,364)	$(21,043)	$(366)	$(41,247)
Non-GAAP operating loss, as a %
of total revenue	(2)%	(28)%	(0)%	(28)%

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018
Non-GAAP net loss reconciliation:

GAAP net loss	$(38,284)	$(28,147)	$(40,843)	$(55,675)
GAAP net loss as a % of total revenue	(40)%	(37)%	(22)%	(38)%
Add (subtract):
Stock-based compensation	35,179	6,484	43,141	13,121
Amortization of acquired
intangible assets	325	42	367	277
Acquisition-related costs	584	—	676	—
Restructuring and other	—	—	(4,053)	—
Tax benefit related to acquisitions	(416)	—	(416)	—
Non-GAAP net loss	$(2,612)	$(21,621)	$(1,128)	$(42,277)
Non-GAAP net loss as a % of total revenue	(3)%	(29)%	(1)%	(29)%

Weighted average shares - basic and diluted	43,986	25,970	37,248	25,345

Medallia, Inc
Non-GAAP Supplemental Financial Information
(in thousands, except percentages)
(unaudited)

	Trailing Twelve Months Ended
	July 31,
Subscription Billings	2019	2018
Subscription revenue	$277,374	$221,088

Change in subscription deferred revenue and contract
assets (unbilled receivables)	39,774	16,753
Subscription billings	$317,148	$237,841

Subscription billings growth rate	33%

Contacts

Investor Relations Contact
Carolyn Bass
ir@medallia.com